Exhibit 10.2
TriMont Real Estate Advisors, Inc.
Monarch Tower
3424 Peachtree Road NE, Suite 2200
Atlanta, Georgia 30326
VIA FACSIMILE AND OVERNIGHT COURIER
September 4, 2009
HHRH Development Transferee, LLC
c/o Morgans Hotel Group Co.
475 Tenth Avenue
New York, New York 10018
Re: Hard Rock
Attention: Marc Gordon, Chief Investment Officer

Re:
Modification and extension of that certain $50,000,000 mortgage loan (the “Loan”) made pursuant to that certain Loan Agreement, dated as of August 1, 2008, by and between Column Financial, Inc., a Delaware corporation (“Original Lender”), and HRHH Development Transferee, LLC, a Delaware limited liability company (“Borrower”), as amended by that certain First Amendment to Loan Agreement, dated as of November 10, 2008, between Borrower and Original Lender, and as further amended by that certain Letter Agreement, dated August 7, 2009, from Servicer (hereinafter defined) to Borrower, collectively, the “Loan Agreement”; All capitalized terms used and not defined herein shall have the respective meanings set forth in the Loan Agreement.)

Dear Mr. Gordon:
TriMont Real Estate Advisors, Inc., a Georgia corporation (in its capacity as Servicer and Asset Manager on behalf of Lender (hereinafter defined), “Servicer”), is the Servicer and Asset Manager of the Loan on behalf of Eastern Capital Fund I SPE (Vegas Paradise) LLC, a Delaware limited liability company, Eastern Capital Fund I SPE (Vegas Paradise Affiliate) LLC, a Delaware limited liability company, and NRFC UL Holdings, LLC, a Delaware limited liability company (together with their respective successors and assigns, collectively, as successors in interest to Original Lender, “Lender”).
Borrower has requested, and Servicer, on behalf of and at the direction of Lender, by this letter (this “Letter Agreement”) hereby agrees to the following modifications to the Loan:
1.	The Initial Maturity Date shall be extended to October 9, 2009.

2.	September 4, 2009 shall be deemed to be a Payment Date and a Monthly Interest Payment shall be due and payable on such Payment Date. The entire Monthly

Interest Payment due and payable on such Payment Date shall be paid with funds from the Interest Reserve Account.

3.
Notwithstanding anything to the contrary contained in Section 2.2.1 or elsewhere in the Loan Agreement, Borrower shall pay to Lender on the September 4, 2009 Payment Date (i) the interest accrued on the A Piece Percentage of the Outstanding Principal Balance of the Loan at the Applicable A Interest Rate plus (ii) the interest accrued on the B Piece Percentage of the Outstanding Principal Balance of the Loan at the B Piece Current Pay Interest Rate (hereinafter defined). The interest accrued on the B Piece Percentage of the Outstanding Principal Balance of the Loan at the Applicable B Interest Rate in excess of the interest paid as set forth in clause (ii) of the immediately preceding sentence (the “Accrued Interest”) shall be due and payable on the Maturity Date.

As used herein, “B Piece Current Pay Interest Rate” shall mean a rate equal to the lesser of (a) (i) a per annum interest rate equal to LIBOR plus 200 basis points for a LIBOR Loan or (ii) the Prime Rate plus the B Piece Current Pay Prime Rate Spread for a Prime Rate Loan if the Loan is converted to a Prime Rate Loan pursuant to the provisions of Section 2.2.3(c) or (f) of the Loan Agreement, and (b) 250 basis points (2.50%).
As used herein, “B Piece Current Pay Prime Rate Spread” shall mean the difference (expressed as the number of basis points) between (i) LIBOR plus 200 basis points on the date LIBOR was last applicable to the Loan and (ii) the Prime Rate on the date that LIBOR was last applicable to the Loan; provided, however, in no event shall such difference be a negative number.
4.
Notwithstanding anything to the contrary contained in Section 2.2.7 or elsewhere in the Loan Agreement, Borrower shall not be required to purchase and deliver or otherwise maintain an Interest Rate Cap Agreement or a Replacement Interest Rate Cap Agreement with respect to the period from September 4, 2009 to and including the Initial Maturity Date, as extended hereby.

This Letter Agreement shall be deemed to constitute a “Loan Document” for all purposes under the Loan Agreement and the other Loan Documents.
This Letter Agreement may be executed in counterparts, each of which shall constitute an original but which together shall constitute one instrument. Executed facsimile copies of this Letter Agreement shall constitute a binding agreement for all purposes. This Letter Agreement may be amended only by an instrument in writing executed by each of the parties hereto.
If any provision of this Letter Agreement is determined to be unenforceable, the remaining provisions shall remain enforceable to the extent permissible.
This Letter Agreement shall inure to the benefit of and be binding upon Servicer, on behalf of Lender, Lender and Borrower, and their respective successors and assigns.

This Letter Agreement may not be modified, amended, waived, changed or terminated orally, but only by an agreement in writing signed by the party(ies) against whom the enforcement of the modification, amendment, waiver, change or termination is sought.
This Letter Agreement shall be governed by the terms and provisions of Section 10.3 of the Loan Agreement.
This Letter Agreement embodies the entire agreement and understanding between Servicer. on behalf of Lender, Lender and Borrower with respect to the subject matter hereof and supersedes all prior or contemporaneous oral or written agreements and understandings relating to the subject matter hereof. In the event of any inconsistency between the terms and provisions of this Letter Agreement and the terms and provisions of any other agreement between or among the parties hereto relating to the subject matter hereof (including the Loan Documents), the terms and provisions of this Letter Agreement shall govern.

TRIMONT REAL ESTATE ADVISORS, INC., a Georgia corporation, as Servicer and Asset Manager on behalf of Lender
By:	/s/ J. Gregory Winchester
	Name:	J. Gregory Winchester
	Title:	Managing Director

Agreed and accepted this 4th day of September, 2009.

EASTERN CAPITAL FUND I SPE (VEGAS PARADISE) LLC, a Delaware limited liability company

By:	/s/ Raymond M. Murphy

	Name:	Raymond M. Murphy
	Title:	General Counsel

EASTERN CAPITAL FUND I SPE (VEGAS PARADISE AFFILIATE) LLC, a Delaware limited liability company

By:	/s/ Raymond M. Murphy

	Name:	Raymond M. Murphy
	Title:	General Counsel

Agreed and accepted this 4th day of September, 2009.

NRFC UL HOLDINGS, LLC, a Delaware limited liability company

By:	/s/ Daniel R. Gilbert

	Name:	Daniel R. Gilbert
	Title:	Executive Vice President & Chief Investment Officer

Agreed and accepted this 4th day of September, 2009.

HRHH DEVELOPMENT TRANSFEREE, LLC, a Delaware limited liability company

By:	/s/ Marc Gordon

	Name:	Marc Gordon
	Title:	President

cc:	Morgans Hotel Group Co.
475 Tenth Avenue
New York, New York 10018
Re: Hard Rock
Attention: David Smail
Facsimile No.: (212) 277-4172

DLJ Merchant Banking Partners
11 Madison Avenue
New York, New York 10010
Attention: Ryan Sprott
Facsimile No.: (212) 743-1667

Latham & Watkins LLP
885 Third Avenue
Suite 1000
New York, New York 10022
Attention: Michelle Kelban, Esq.
Facsimile No.: (212) 751-4864

Latham & Watkins LLP
355 South Grand Avenue
Los Angeles, California 90071
Attention: Tom Sadler, Esq.
Facsimile No.: (213) 891-8763

Kilpatrick Stockton LLP	Eastern Capital Fund I SPE (Vegas Paradise) LLC
1100 Peachtree Street, Suite 2800	Eastern Capital Fund I SPE (Vegas Paradise Affiliate) LLC
Atlanta, GA 30309-4530	c/o Eastern Real Estate LLC
Telephone: (404) 815-6595	120 Presidential Way, Suite 300
Telecopy: (404) 541-3490	Woburn, Massachusetts 01801
Attention: Richard W. White	Attention: Raymond M. Murphy,
General Counsel
Facsimile: (781) 926-6426

NRFC WA HOLDINGS, LLC	Goodwin Procter, LLP
c/o NorthStar Realty Finance Corp.	Exchange Place
399 Park Avenue	53 State Street
New York, New York 10022	Boston, Massachusetts 02109
Attention: Daniel R. Gilbert	Minta E. Kay, Esq.
Facsimile: (212) 547-2700	Facsimile: (617) 523-1231

Wells Fargo Bank National	NRFC UL Holdings, LLC
Association, as trustee for the	c/o NorthStar Realty Finance Corp.
registered holders of	399 Park Avenue, 18th Floor
N-Star REL CDO VIII Grantor Trust,	New York, New York 10022
as successor in interest to NRFC WA	Attention: Aaron Davis
Holdings, LLC	Facsimile: (212) 547-2718
c/o NorthStar Realty Finance Corp.
399 Park Avenue
New York, New York 10022
Attention: Daniel R. Gilbert
Facsimile: (212) 547-2700

Wells Fargo Bank National	Sidley Austin LLP
Association, as trustee for the	787 Seventh Avenue
registered holders of	New York, New York 10019
N-Star REL CDO VI Grantor Trust,	Attention: Alan S. Weil, Esq.
as successor in interest to NRFC WA	Facsimile: (212) 839-5599
Holdings, LLC
c/o NorthStar Realty Finance Corp.
399 Park Avenue
New York, New York 10022
Attention: Daniel R. Gilbert
Facsimile: (212) 547-2700